Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Popular, Inc. of our report dated March 1, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Popular, Inc.‘s Annual Report, which is incorporated by reference on Form 10-K for the year ended December 31, 2017.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 29, 2018 relating to the financial statements and financial statement schedules, which appears in the Annual Report of Popular, Inc. Puerto Rico Savings and Investment Plan, which is incorporated by reference on Form 11-K for the year ended December 31, 2017.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 29, 2018 relating to the financial statements and financial statement schedules, which appears in the Annual Report of Popular, Inc. U.S.A. 401(k) Savings and Investment Plan, which is incorporated by reference on Form 11-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico

February 15, 2019